                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                           FEDERAL MOGUL CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

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[FEDERAL MOGUL LOGO]
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26555 Northwestern Highway, Southfield, Michigan 48034

March 22, 1999

To Our Shareholders:

You are invited to attend the 1999 Annual Meeting of Shareholders. The meeting will be held at Federal-Mogul's World Headquarters, 26555 Northwestern Highway, Southfield, Michigan on Wednesday, April 21, 1999, beginning at 10:30 a.m., local time.

In addition to the matters described in the attached Proxy Statement, I will report on the business and progress of Federal-Mogul during 1998 and Federal-Mogul's future as we enter the new millennium. Federal-Mogul's performance is also discussed in the enclosed 1998 Annual Report to Shareholders.

Please read this material so that you will know what we plan to do at the Annual Meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope. This way, your shares will be voted as you direct at the Annual Meeting.

I hope you will attend the Annual Meeting and look forward to seeing you there.

                                          RICHARD A. SNELL

                                          Richard A. Snell
                                          Chairman of the Board and
                                          Chief Executive Officer

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[FEDERAL MOGUL LOGO]

26555 Northwestern Highway, Southfield, MI 48034

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 22, 1999

The Annual Meeting of Shareholders of Federal-Mogul Corporation will be held at the World Headquarters of the Corporation, 26555 Northwestern Highway (southwest corner of Northwestern Highway and Lahser Road), Southfield, Michigan, on Wednesday, April 21, 1999, at 10:30 a.m., local time, for the following purposes:

1. to elect eight directors of the Corporation to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

2. to approve the appointment of Ernst & Young LLP as independent public accountants for 1999;

3. to approve the Federal-Mogul Economic Value Added (EVA(R)) Incentive Compensation Plan; and

4. to transact any other business that is properly presented at the meeting.

The record date for the Annual Meeting is February 26, 1999. Only shareholders of record at the close of business on that date will be entitled to vote at the meeting.

Whether or not you plan to attend in person, we ask that you carefully review the material on the following pages and vote your shares on matters that will come before the meeting. You may vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and promptly returning it in the enclosed envelope. If you attend the meeting and vote by ballot, your proxy will be revoked, and only your ballot voted at the meeting will be counted.

                                          JAMES J. ZAMOYSKI
                                          James J. Zamoyski
                                          Senior Vice President, General Counsel
                                          and Secretary

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[FEDERAL MOGUL LOGO]

26555 Northwestern Highway, Southfield, Michigan 48034

                                                                  March 22, 1999

                                PROXY STATEMENT

The Board of Directors of Federal-Mogul Corporation is soliciting proxies to be voted at the Annual Meeting of Shareholders, to be held on Wednesday, April 21, 1999, at the World Headquarters of the Corporation, 26555 Northwestern Highway, Southfield, Michigan, beginning at 10:30 a.m., local time.

This Proxy Statement and the enclosed proxy card are being mailed to Shareholders on or about March 23, 1999.

Only Shareholders of record of the Company's Common Stock and Series C ESOP Convertible Preferred Stock ("Series C Stock") at the close of business on February 26, 1999 will be entitled to vote. On that date, approximately 70,494,095 shares of Common Stock and 721,759 shares of Series C ESOP Convertible Preferred Stock were outstanding. Each issued and outstanding share of Common Stock is entitled to one vote, and each issued and outstanding share of Series C Stock is entitled to two votes.

The presence, in person or by proxy, of the holders of a majority of the Stock and Series C Stock outstanding on February 26, 1999 will constitute a quorum to conduct business.

A Shareholder may, with respect to the election of directors, (i) vote for all eight nominees, (ii) withhold authority to vote for such nominees or, (iii) vote for all nominees other than any nominee with respect to whom the Shareholder withholds authority to vote. Shareholders do not have the right to cumulate votes in the election of directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting, and the nominees receiving the highest number of votes cast for the number of positions to be filled will be elected. A Shareholder may, with respect to the ratification of the selection of Ernst & Young LLP as independent public accountants and the adoption of the EVA Incentive Compensation Plan (i) vote for, (ii) vote against, or (iii) abstain from voting. The affirmative vote of a majority of the votes cast on these matters is required for approval of these matters.

Abstentions will be treated as shares present for the purpose of determining the presence of a quorum. Proxies relating to street name shares that are voted by brokers on some but not all of the matters to be considered at the Annual Meeting will be treated as present for purposes of determining a quorum but will not be entitled to vote on any matter as to which the broker does not have discretionary voting power and has not received instructions from the beneficial owner ("broker non-votes"). In tabulating the votes, abstentions and brokers non-votes will be treated as votes not cast.

                         ITEM I. ELECTION OF DIRECTORS

Eight directors will be elected at this year's Annual Meeting. All directors are elected annually and serve a one-year term until the next Annual Meeting. If any director is unable to stand for re-election, the Board of Directors may provide for a lesser number of directors or designate a substitute. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate.

Each of the nominees for director is now a member of the Board of Directors.

PHOTO            RICHARD A. SNELL                            Director since 1996
                 Age 57

                 Mr. Snell is Chairman of the Board and Chief Executive Officer of the Corporation, a position he has held since November 1996. He was also President of the Corporation from November 1996 until February 1999. Mr. Snell was previously employed by Tenneco, Inc., from November 1987 to November 1996, most recently having served as President and Chief Executive Officer of Tenneco Automotive from September 1993 until he was employed by the Corporation. Mr. Snell is also a director of Schneider National, Inc.

PHOTO            JOHN J. FANNON                              Director since 1986
                 Age 65

                 Mr. Fannon retired in 1997 as Vice Chairman of Simpson Paper Company, a privately held global forest products company with annual sales exceeding $1 billion, a position he held since 1993. Mr. Fannon is also a business consultant. From 1980 until he became Vice Chairman of Simpson Paper, Mr. Fannon served as its President. Previously, he was Vice President of Marketing for Simpson Paper. Mr. Fannon is also a director of Simpson Paper and Seton Medical Center.

PHOTO            RODERICK M. HILLS                           Director since 1977
                 Age 68

                 Mr. Hills is the Chairman and former President of Hills Enterprises, Ltd. (formerly the Manchester Group). Mr. Hills is also a partner in Hills and Sterns. From May 1989 to June 1995, he was a partner and/or consultant to the law firms of Donovan Leisure Rogovin Huge & Schiller, Shea & Gould, and Mudge Rose Guthrie Alexander & Ferndon. Mr. Hills is also a director of Medaphis Corporation, Oak Industries, Inc. and Waste Management, Inc.

PHOTO            PAUL SCOTT LEWIS                            Director since 1998
                 Age 62

                 Mr. Lewis became Chairman of Terranova Foods plc on that company's demerger from Hillsdown Holdings plc in October 1998. Mr. Lewis joined Tate & Lyle as Group Finance Director in June 1988 and served as its Deputy Chairman from March 1993 through February 1998. Mr. Lewis served on the Listing Policy Committee of the London Stock Exchange until 1996 and is a Governor of Stratford School, East London and a member of the Finance Committee of London First. Mr. Lewis is a former non-executive director of T&N plc and is a non-executive director of Dairy Crest Group.

PHOTO            ANTONIO MADERO                              Director since 1994
                 Age 61

                 Mr. Madero founded SANLUIS Corporacion S.A. de C.V. and has served as its Chairman of the Board and Chief Executive Officer since 1979. SANLUIS is a Mexican holding company with interests in gold, silver, mining and automotive parts. Mr. Madero is also a director of Grupo Financiero Banamex Accival, S.A. de C.V., Deere and Company, G. Accion S.A., SANLUIS Corporacion, S.A. de C.V., Alfa, S.A. de C.V., Grupo Industrial Saltillo, S.A. de C.V., Seguros Comercial America, S.A., Grupo Posadas, S.A. de C.V., Ferromex S.A. de C.V., Banca Chase (Mexico) S.A., member of the International Advisory Committee of The Chase Manhattan Bank, Grupo Ferroviario Mexicano, S.A. de C.V., and Group Financiero Inverlat, S.A. de C.V.

PHOTO            ROBERT S. MILLER, JR.                       Director since 1993
                 Age 57

                 Mr. Miller was elected Chairman of the Board of Waste Management, Inc. in July 1998 and served as its Chief Executive Officer from October 1997 until July 1998. Mr. Miller joined Moore Mill and Lumber Company, a privately held timber business in Oregon, in 1993 as Vice President and Treasurer. In 1995, he was named Chairman of the Board of Directors of Morrison Knudsen Corporation, a position he held until September 1996 when he became its Vice Chairman. Mr. Miller is also a director of Pope & Talbot, Inc., Moore Mill and Lumber Company and Symantec Corp.

PHOTO            JOHN C. POPE                                Director since 1987
                 Age 50

                 Mr. Pope is Chairman of the Board of MotivePower Industries, Inc., a position he has held since 1995. Mr. Pope was President, Chief Operating Officer and a Director of UAL Corporation and United Airlines from May 1992 until July 1994. Mr. Pope is also a director of Dollar Thrifty Automotive Group, Inc., Lamalie Associates, Inc., Medaphis Corporation, Wallace Computer Services, Inc. and Waste Management Inc.

PHOTO            SIR GEOFFREY WHALEN C.B.E                   Director since 1998
                 Age 63

                 Sir Geoffrey retired in 1997 as Managing Director and Deputy Chairman of Peugeot Motor Company plc (now known as Peugeot plc), positions he had held since 1984 and 1990, respectively. Sir Geoffrey also served as President of the Society of Motor Manufacturers & Traders, the Trade Association representing vehicle and component makers in the United Kingdom from 1988-1990 and 1993-1994. Sir Geoffrey is also a director of Peugeot plc; Coventry Building Society; Hills Precision Components Ltd.; Camden Motors Ltd.; Caradon plc;and Hall Engineering (Holdings) plc.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

                                BOARD COMMITTEES


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                                                        GOVERNANCE AND
  BOARD MEMBER                                   AUDIT    NOMINATING    COMPENSATION  PENSION
-------------------------------------------------------------------------------------------------
  Richard A. Snell
-------------------------------------------------------------------------------------------------
  John J. Fannon                                                             X*          X
-------------------------------------------------------------------------------------------------
  Roderick M. Hills                                X          X*                         X
-------------------------------------------------------------------------------------------------
  Paul Scott Lewis                                 X          X
-------------------------------------------------------------------------------------------------
  Antonio Madero                                   X          X              X
-------------------------------------------------------------------------------------------------
  Robert S. Miller, Jr.                            X          X                          X*
-------------------------------------------------------------------------------------------------
  John C. Pope                                     X*         X              X
-------------------------------------------------------------------------------------------------
  Sir Geoffrey Whalen                                         X              X
-------------------------------------------------------------------------------------------------

* Chairman

During 1998, there were ten meetings of the Board of Directors. Each of the current directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the standing committees on which he served.

The Board of Directors has four committees, the duties of which are described below:

AUDIT COMMITTEE. The Audit Committee met three times in 1998. The Committee assists the Board in fulfilling its responsibility for the Corporation's accounting and financial reporting practices and provides a channel of communication between the Board and the Corporation's independent accountants. This Committee reviews the scope and contents of the independent accountants' audits, management letters and fees and the annual plans and work product of the internal auditing staff.

GOVERNANCE AND NOMINATING COMMITTEE. The Governance and Nominating Committee met one time during 1998. This Committee makes recommendations on the size and compensation of the Board, and assures that a regular evaluation is conducted of the performance, independence, qualifications and integrity of both the Board of Directors and the executive officers of the Corporation.

COMPENSATION COMMITTEE. The Compensation Committee met five times during 1998. The Committee determines compensation for the Corporation's executive officers and makes recommendations to the Board concerning compensation for the Chairman of the Board and Chief Executive Officer. It also exercises the authority of the Board relating to the Corporation's employee benefit plans.

PENSION COMMITTEE. The Pension Committee met twice during 1998. This Committee conducts meetings with and reviews the performance of the investment managers, trustees, and the Retirement Program Committee and plan administrators. This Committee also recommends pension funding levels to the Board of Directors after consultation with the Corporation's Retirement Program Committee, trustee actuaries, investment managers and other consultants retained by the Committee.

COMPENSATION OF DIRECTORS. Employee directors receive no additional compensation for serving on the Board or its committees. Non-employee directors receive retainers of $8,750 for each calendar quarter and $1,000 for each Board meeting they attend. In addition, they are paid $1,000 for each Committee meeting they attend, and chairmen of Committees receive an additional annual retainer of $5,000, except chairmen of the Compensation and Audit Committees who receive an annual retainer of $10,000. A plan permitting directors to defer compensation is available to all non-employee directors of the Corporation.

In addition to the cash portion of the annual retainer, for the 5-year period that began on January 1, 1996, the Corporation credited to each non-employee director a lump sum deposit of $25,000 into a Directors' Deferred Compensation Plan, representing an annual increase in the director's retainer fee of $5,000 over the succeeding 5-year period. The amount is valued as though invested in the Corporation's Common Stock and vests over five years in one-fifth increments for each year of service beginning on January 1, 1996. Directors who joined the Board in 1998 received a lump sum deposit of $15,000, which vests over three years in one-third increments.

DIRECTORS' DEFERRED COMPENSATION: Under the Corporation's Directors' Deferred Compensation Plan, directors may elect to defer all or a part of their cash compensation. Deferred amounts are hypothetically invested in either an interest bearing account or a Federal-Mogul Common Stock account, or a combination of both. Amounts deferred in the interest bearing account earn interest at a rate equal to the rate on 10-year Treasury Notes, plus 1% per year. Amounts deferred in the Common Stock account are credited in the form of hypothetical shares of the Corporation's Common Stock based on the market price of the stock at the time of the deferral. Hypothetical dividends are reinvested into additional shares based on the market price of the Common Stock at the time of the deferral. The shares credited to all non-employee directors' deferred stock accounts are included in the Share Ownership Table on page 15. At the director's election, upon retirement or resignation from the Board, the deferred compensation account will be paid in a lump sum or in annual or monthly installments for up to 10 years.

Under the Corporation's Non-Employee Director Stock Award Plan, upon joining the Board, directors receive a one-time grant of 1,000 shares of Common Stock, which vest in one-fifth increments over five years. Each non-employee director also receives an annual grant of 3,000 non-qualified stock options in the Corporation's Common Stock, which vest 100% after six months. These stock options expire ten years after the date of grant and are subject to certain transfer restrictions. This annual stock option grant replaced the Director's Retirement Income Plan, which was eliminated for then current directors as of December 31, 1997.

          ITEM II. APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors recommends that the shareholders approve the Board's appointment of Ernst & Young LLP as independent accountants to audit the financial statements of the Corporation and its consolidated subsidiaries for the year 1999. The firm has conducted the audits for the Corporation for many years. If the appointment is not approved, the Board of Directors will appoint another independent accounting firm to audit the financial statements of the Corporation and its consolidated subsidiaries for the year 1999 without further action by the shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions of shareholders. Such representatives may make a statement at the Annual Meeting if they so desire.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE YEAR 1999.

           ITEM III. ECONOMIC VALUE ADDED INCENTIVE COMPENSATION PLAN

The Board of Directors believes that Economic Value Added (EVA(R)) is the best operating performance measure of shareowner returns in excess of the cost of capital, and that bonus compensation should be tied to the Corporation's EVA.

On the recommendation of its Compensation Committee, the Board of Directors is proposing for shareholder approval certain terms of the Federal-Mogul Economic Value Added (EVA) Incentive Compensation Plan (the "Bonus Plan"). Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes public companies from deducting, for tax purposes, compensation in excess of $1,000,000 per year paid to chief executives and certain other executive officers. As applied to the Corporation, Section 162(m) places this limit on the Named Executive Officers. Under Section 162(m), however, the $1,000,000 limitation does not apply to certain categories of performance-based compensation grants that meet the applicable statutory requirements, including obtaining shareholder approval of the material terms of the grants.

DESCRIPTION OF THE MATERIAL TERMS OF THE BONUS PLAN. The material terms of the Bonus Plan are: (i) the individuals eligible to receive compensation, (ii) the business criteria on which annual performance incentives are based and (iii) the formula by which the awards will be determined under the Bonus Plan.

ELIGIBLE PARTICIPANTS. The eligible participants consist of executive officers and key management employees of the Corporation (currently less than 100 persons) who are nominated by the Chief Executive Officer and designated by the Board of Directors prior to the beginning of each plan year (i.e., the fiscal year of the Corporation).

BUSINESS CRITERIA AND FORMULA FOR AWARDS. The Board of Directors believes the primary objective of management is the creation of shareholder value. The Board believes the proposed Bonus Plan is designed to encourage and reward sustained value creation together with achievement of annual objectives and employee retention. Under the Bonus Plan, the Board will grant annual performance-based bonus awards to eligible executive officers and other key management employees, pursuant to which a participant's receipt of a bonus payment is dependent on the achievement of performance goals established by the Compensation Committee.

A participant's bonus for a plan year will be equal to a target bonus of between 10% and 125% of the participant's base salary, as prescribed by the Compensation Committee prior to the beginning of the plan year, multiplied by a Bonus Multiple. The Bonus Multiple generally will be based on the extent to which preestablished EVA improvement targets are achieved. EVA represents the net operating profit after taxes of the Corporation and certain operating units after deducting a charge for capital employed. Specifically, the Bonus Multiple will be calculated under the following formula:

         Bonus Multiple = 1 + (EVA Improvement - Expected Improvement)
                              ----------------------------------------
                                           EVA Interval

The EVA Improvement is the actual increase in EVA for the plan year, compared to the prior year. The Expected Improvement is the expected increase in EVA prescribed by the Compensation Committee for the plan year. The EVA Interval is a leveraging factor determined by the Compensation Committee, and represents the amount by which the EVA Improvement must exceed the Expected Improvement for a participant's bonus to be greater than one times his or her target bonus. For example, under this formula, if the Corporation achieves the Expected Improvement in EVA, the Bonus Multiple will be one, and the participant's bonus will equal the target bonus. If the Corporation exceeds the Expected Improvement by an amount equal to the EVA Interval, the participant's declared bonus will equal two times his or her target bonus.

When the Bonus Plan becomes effective, the Compensation Committee will determine the Expected Improvement and EVA Interval for a period of at least three years, and will change these factors prior to a plan year during such period only in the event of extraordinary circumstances, such as a significant acquisition, divestiture or other major event. In no event may a participant's bonus for any plan year exceed $5 million.

Once a participant's declared bonus for a plan year is determined, it will be credited to an account maintained on behalf of the participant. A payment will be made to the participant from such account within two months after the end of the plan year in the amount of the bonus earned in that plan year, but not in excess of the target bonus, plus one-third of any remaining balance in the account. Any additional amount will remain in the account. If EVA Improvement is less than the Expected Improvement by an amount greater than the EVA Interval, the bonus amount will be negative and will reduce the balance in a participant's account. The balance in a participant's account may be negative.

If a participant's employment with the Corporation terminates by reason of death, disability, or an involuntary termination by the Corporation without cause, the participant or his or her estate will be entitled to full payment of the participant's account, adjusted by a prorated bonus (whether positive or negative) for the year in which the participant's employment terminates. A participant who retires from the Corporation is entitled to full payment of his or her account, plus his or her positive prorated bonus, if any, for the year in which the retirement occurs. A participant who voluntarily terminates employment or is terminated for cause will forfeit both his or her account balance and any bonus for the year in which the termination occurs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ECONOMIC VALUE ADDED INCENTIVE COMPENSATION PLAN.

                             EXECUTIVE COMPENSATION

The following Summary Compensation Table shows, for the years ended December 31, 1998, 1997 and 1996, the Compensation paid to the Chairman of the Board and Chief Executive Officer and the four next most highly compensated executive officers of the Corporation. These five individuals are referred to as the "Named Executive Officers" throughout this Proxy Statement.

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------------------
                                                                                  LONG TERM COMPENSATION
                                               ANNUAL COMPENSATION                        AWARDS
                                     --------------------------------------------------------------------
                                                                    OTHER        RESTRICTED     SECURITIES
                                                                    ANNUAL         STOCK        UNDERLYING       ALL OTHER
                                           SALARY      BONUS     COMPENSATION      AWARDS      OPTIONS/SARS   COMPENSATION(b)
    NAME AND PRINCIPAL POSITION     YEAR     ($)        ($)         ($)(a)          ($)           (NO.)             ($)
---------------------------------------------------------------------------------------------------------------------------------
 R. A. Snell(c,d)                   1998   850,008   2,564,088      98,047                --     144,506           13,162
 Chairman of the Board              1997   600,000     675,000     284,073                --     140,400           14,133
 and Chief Executive                1996   100,000          --          --      2,601,875(e)     300,000          992,610(f)
 Officer
---------------------------------------------------------------------------------------------------------------------------------
 A. C. Johnson(c)                   1998   325,008     770,828          --                --      33,015           60,509
 Executive Vice President           1997   300,000     441,000          --                --      35,950           30,239
 Powertrain Systems                 1996   261,600      75,000          --                --          --           26,113
---------------------------------------------------------------------------------------------------------------------------------
 T. W. Ryan(c,d)                    1998   320,004     667,585          --                --      29,761           42,224
 Executive Vice President           1997   220,820     351,000          --        501,260(g)      43,000            4,858
 and Chief Financial Officer
---------------------------------------------------------------------------------------------------------------------------------
 W. A. Schmelzer(c)                 1998   300,000     653,851          --                --      40,087           43,371
 Executive Vice President           1997   237,000     231,000          --                --      23,800           30,257
 Sealing Systems                    1996   212,280      66,000          --                --          --
---------------------------------------------------------------------------------------------------------------------------------
 R. P. Randazzo(c,d)                1998   300,003     500,220          --                --      22,159           39,874
 Senior Vice President              1997   250,000     219,000          --        352,500(h)      13,000            3,733
 Human Resources
---------------------------------------------------------------------------------------------------------------------------------

(a) Compensation shown for R.A. Snell includes for 1998: $59,488 for transportation, and $36,745 for taxes; and for 1997: $95,377 for membership dues and $85,088 for taxes.

(b) Compensation paid in 1998 consists of (i) contributions made by the Corporation to the Salaried Employees Investment Program and Match Reinstatement Plan as follows: R.A. Snell--$11,800; A.C. Johnson--$11,800; T.W. Ryan--$10,559;
W.A. Schmelzer--$9.480; R.P. Randazzo--$9,999; (ii) contributions made by the Corporation under the Supplemental Executive Retirement Plan as follows: A.C. Johnson--$38,750; T.W. Ryan--$31,625; W.A. Schmelzer--$22,150; and R.P.
Randazzo--$29,875; and (iii) contributions for executive life insurance policies as follows: R.A. Snell--$1,362; A.C. Johnson--$9,959; and W.A. Schmelzer--$11,741.

(c) Aggregate restricted stock holdings at December 31, 1998, and the market value of such holdings at such date, based upon a closing price of $59.5 per share are as follows: R. A. Snell--34,500 shares/$2,052,750; A. C. Johnson--6,000 shares/$357,000; T. W. Ryan--4,000 shares/$238,000; R. P.
Randazzo--4,000 shares/$238,000; W. A. Schmelzer--1,200 shares/$71,400.

(d) R. A. Snell, T. W. Ryan and R. P. Randazzo first became executive officers of the Corporation in November 1996, February 1997 and January 1997, respectively.

(e) Consists of 115,000 restricted shares of Common Stock awarded on November 1, 1996 valued at the closing price on such date of $22.625, 57,500 of which are subject to time-based vesting and 57,500 of which vested on July 9, 1997 based on performance-based vesting.

(f) Includes compensation for certain losses incurred by R. A. Snell, including a loss of $350,000 in bonus compensation that he would have received had he remained with his former employer, and an advance of $600,000 against losses under certain compensation plans of his former employer as a result of his having terminated his employment with his former employer.

(g) Consists of 20,000 restricted shares of Common Stock awarded on March 4, 1997 valued at the closing price on such date of $25.063, 5,000 of which vest at the rate of 20% per year over five years and 15,000 of which vested on July 9, 1997 based on performance-based vesting.

(h) Consists of 15,000 restricted shares of Common Stock awarded on February 5, 1997 valued at the closing price on such date of $23.50, 5,000 of which vest at the rate of 20% per year over the five years and 10,000 of which vested on July 9, 1997 based on performance-based vesting.

                               OPTION GRANT TABLE

STOCK OPTIONS/STOCK APPRECIATION RIGHTS. The following table provides additional information concerning the option awards to purchase the Corporation's Common Stock shown in the Summary Compensation Table for fiscal year 1998. All options were granted without Stock Appreciation Rights ("SARs").

                           OPTION/SAR GRANTS IN 1998

------------------------------------------------------------------------------------------------------------------
                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                         ANNUAL RATES OF STOCK
                                                 % OF TOTAL                               PRICE APPRECIATION
                              NUMBER OF         OPTIONS/SARS    EXERCISE                    FOR OPTION TERM
                        SECURITIES UNDERLYING    GRANTED TO     OR BASE
                            OPTIONS/SARS        EMPLOYEES IN     PRICE      EXPIRATION   ---------------------
          NAME                 GRANTED          FISCAL YEAR    ($/SH)(a)       DATE       5% ($)      10% ($)
------------------------------------------------------------------------------------------------------------------

 R. A. Snell                  18,685(b)             1.7          70.688       7/14/03      364,912     806,359
                              28,821(c)             2.6          70.688       7/14/03      562,864   1,243,783
                              97,000(d)             8.7          57.344      12/02/03    1,536,773   3,395,866
------------------------------------------------------------------------------------------------------------------

 A. C. Johnson                 5,119(b)             0.7          70.688       7/14/03      154,206     340,755
                               7,896(c)             0.5          70.688       7/14/03       99,972     220,913
                              20,000(d)             1.8          57.344      12/02/03      316,860     700,179
------------------------------------------------------------------------------------------------------------------

 T. W. Ryan                    3,839(b)             0.3          70.688       7/14/03       74,974     165,674
                               5,922(c)             0.5          70.688       7/14/03      115,655     255,566
                              20,000(d)             1.8          57.344      12/02/03      316,860     700,179
------------------------------------------------------------------------------------------------------------------

 W. A. Schmelzer              10,000(d)             0.9          45.313       2/03/03      125,190     276,637
                               3,967(b)             0.4          70.688       7/14/03       77,474     171,198
                               6,120(c)             0.5          70.688       7/14/03      119,521     264,111
                              20,000(d)             1.8          57.344      12/02/03      316,860     700,179
------------------------------------------------------------------------------------------------------------------

 R. P. Randazzo                2,816(b)             0.3          70.688       7/14/03       54,996     121,526
                               4,343(c)             0.4          70.688       7/14/03       84,817     187,424
                              15,000(d)             1.3          57.344      12/02/03      237,645     525,134
------------------------------------------------------------------------------------------------------------------

(a) Each option was awarded with an exercise price equal to the fair market value of a share of the Corporation's Common Stock on the date of grant.

(b) Options vested on December 31, 1998.

(c) Options will vest on December 31, 1999.

(d) Options vest 50% two years from the date of grant and 100% three years from the date of grant, but vest immediately upon a change in control of the Corporation and upon the retirement or death of the option holder.

In 1998, the Corporation granted options to approximately 450 salaried employees throughout the world.

                        AGGREGATED OPTION/SAR EXERCISES
                              AND YEAR-END VALUES

The following table shows information for the Named Executive Officers concerning the amount and values of unexercised stock options as of December 31, 1998. No options were exercised by the Named Executive Officers during 1998. The values shown are hypothetical and depend on the future performance of the Corporation's Common Stock. No stock appreciation rights are outstanding.

                    AGGREGATED OPTION/SAR EXERCISES IN 1998
                         AND YEAR END OPTION/SAR VALUES

----------------------------------------------------------------------------------------------------------
                                                  NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                 OPTIONS/SARS AT FISCAL           OPTIONS/SARS AT
                                                      YEAR END (#)              FISCAL YEAR-END ($)
                                                EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----------------------------------------------------------------------------------------------------------
  R.A. Snell                                         261,385/323,521               8,914,819/6,065,381
----------------------------------------------------------------------------------------------------------
  A.C. Johnson                                        33,094/ 54,871               1,007,042/  692,480
----------------------------------------------------------------------------------------------------------
  T.W. Ryan                                            7,816/ 37,343                 179,063/  448,250
----------------------------------------------------------------------------------------------------------
  W.A. Schmelzer                                      16,339/ 56,422                 430,469/  801,531
----------------------------------------------------------------------------------------------------------
  R.P. Randazzo                                       13,556/ 53,020                 342,230/  614,294
----------------------------------------------------------------------------------------------------------

                                RETIREMENT PLANS

Under the Corporation's Personal Retirement Account Plan (the "PRA"), benefits are payable upon retirement to salaried employees in the form of a lump-sum or annuity at the employee's election. The PRA is a defined benefit pension plan. Accrued pension benefits for participants are expressed as an account balance. Annual credits of 2.0, 2.5, 3.0, 4.0, 5.0, 6.0, 7.0, 8.0 or 9.0% of earnings are made to employee's accounts based on the employee's age. Earnings are defined as an employee's base pay plus overtime, commissions, incentive compensation, gainsharing, bonuses and other variable compensation. Benefits vest based on a graded five-year schedule.

Estimated annual retirement benefits that may be provided by the PRA upon retirement at age 65, which is the mandatory retirement age for officers, assuming the employee converts the combined account balances into a single monthly life annuity, are as follows: R.A. Snell--$25,216; A.C. Johnson-- $107,791; T.W. Ryan--$55,075; W.A. Schmelzer--$62,970; and R.P.
Randazzo--$33,858.

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

EMPLOYMENT AGREEMENT. The terms of R. A. Snell's employment as Chairman of the Board and Chief Executive Officer of the Corporation are set forth in a five-year employment agreement dated as of December 1, 1996. Mr. Snell's base salary for 1999 is $1,000,000, subject to increase in future years by the Board. His 1999 bonus compensation, set by the Board will be based upon the Corporation's EVA performance and additional Corporate performance measures established by the Board. He is generally eligible for the plans and benefits provided to the Corporation's senior executives, though he is not eligible to participate in the Corporation's Supplemental Retirement Program ("SERP") and instead receives the retirement benefits described below.

The Corporation agreed to pay Mr. Snell, following his separation from the Corporation, supplemental retirement benefits equal to the difference between
(i) the retirement benefits that he would have received under two plans maintained by his former employer if he had remained employed by the former employer until his separation from the Corporation (under the former employer's plans as in effect on December 1, 1996 and based on his combined employment and salary history with the former employer and the Corporation), and (ii) the sum of the amounts that he is entitled to receive under the former employer's plans and the Corporation's PRA. Similar protections from potential loss caused by Mr. Snell's change of employment were provided with respect to death and disability benefits.

SEVERANCE COMPENSATION. The Corporation is a party to executive severance agreements with the Named Executive Officers and certain other key management personnel. Severance benefits will be payable only if an actual or constructive termination of employment occurs within 36 months following a change in control of the Corporation. The benefits will consist of amounts up to 2.999 times annualized reported taxable income during the 5-year period preceding the change in control for those years in which services were performed by such individuals for the Corporation.

                          CERTAIN RELATED TRANSACTIONS

LOANS. As of December 31, 1998, A.C. Johnson owed the Corporation $149,028.87 under the Corporation's Loan Program (the "Loan Program"). The purpose of the Loan Program is to encourage executives to retain ownership of the Corporation's Common Stock and stock options by providing loans, evidenced by promissory notes, which are secured by an assignment of proceeds from the sale of shares of the Corporation's Common Stock acquired upon the exercise of employee stock options or the sale of restricted share grants. The maximum term of the loans is 5 years. The Loan Program also provides that interest on the outstanding principal balance of the loans is variable and is reset quarterly based on current broker margin account rates. At December 31, 1998, the average interest rate applicable to outstanding principal loan balances was 6% per annum.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Pursuant to rules adopted by the Securities and Exchange Commission, the Compensation Committee of the Corporation's Board of Directors has furnished the following report on executive compensation:

ROLE OF COMPENSATION COMMITTEE. The Compensation Committee is composed entirely of independent, non-employee directors of the Corporation. The Compensation Committee has supervised the development and implementation of the Corporation's compensation programs and as appropriate, with the assistance of independent compensation consultants, initiated new compensation policies designed to closely align the rewards to senior managers with an increase in the value of the Corporation's stock.

The Compensation Committee makes recommendations to the Board on compensation actions involving the Corporation's executive officers and selected senior management. The Compensation Committee meets at least three times each year and recommends its compensation decisions to the Board, which has final authority on such matters. In determining compensation, the Committee considers the recommendations of the Chief Executive Officer, except with respect to his own compensation.

COMPENSATION PHILOSOPHY. Total compensation plans for senior managers are designed to (1) provide a strong incentive to maximize the Corporation's shareowner value and (2) attract and retain proven management talents.

These goals are achieved by:

     - Direct linkage of cash compensation awards to growth in Economic Value Added (EVA(R)), which the Compensation Committee believes to be the best operating performance measure of shareowner value.

     - Federal-Mogul Common Stock ownership requirements, supported by equity based incentive plans, which promote alignment of senior management with shareowners.

     - Straightforward, definitive plan design that balances risk and reward and visibly ties management rewards to growth in shareowner value.

FACTORS CONSIDERED IN DETERMINING COMPENSATION. The Compensation Committee wants the compensation of senior management to be competitive with other companies of comparable size in the United States. As a result of the Corporation's rapid growth in 1998, in order to establish appropriate compensation levels for the Corporation's senior management, the Compensation Committee commissioned an executive compensation study to assess the level of competitiveness of the Corporation's executive compensation programs for the top 15 most-highly-compensated executives. The study reviewed base compensation, bonus compensation, long-term incentives and other executive benefits. The consultant developed and presented to the Compensation Committee compensation data using information from three compensation studies. One study contained the compensation information for the automotive parts companies of comparable size and stature that constitute the Peer Group 1 companies listed in the footnote to the stock performance graph on page 14. A second study was based on the compensation information of 38 metal/fabricating companies nationwide, and a third study was based on a proxy analysis of 18 selected industrial companies similar to the Corporation in revenue size and revenue mix.

The Committee used the data to benchmark, or reset as appropriate, executive compensation to ensure it is within the range of comparative pay of other companies in the study. In 1998, the Corporation's executive salaries and long-term incentive awards generally were at the median compensation figures for the comparable companies in the surveys.

Annual cash compensation set for 1998 consisted of two components, base salary and a bonus.

BASE SALARY. The base salaries of senior management are determined with reference to corporate and individual performance for the previous year, internal relativity and market conditions, including pay at the companies surveyed by the outside consultant. Performance appraisals are conducted on an annual basis for all senior managers. Assessment of individual performance includes consideration of a person's impact on financial performance as well as judgment, creativity, effectiveness in developing subordinates in a diverse organization, and contributions to improvements in the quality of the Corporation's products, customer service and operations. As noted above, the Compensation Committee uses the survey conducted by the consultant to benchmark for reasonableness and competitiveness of base salaries.

ANNUAL BONUSES. Annual bonuses are paid to senior management in accordance with the EVA Incentive Compensation Plan described previously in this Proxy Statement. In 1998, the Corporation's actual EVA was 120% of its target EVA for the year. The EVA Incentive Compensation Plan rewards senior managers who increase shareholder value by most effectively deploying the capital contributed by the shareholders. The EVA Incentive Compensation Plan places bonuses "at risk" in that if the Corporation fails to achieve the targeted EVA, the bonuses earned can be reduced or even be negative, resulting in a reduction of future years' bonuses. The senior management determines the participants and sets the target bonus levels prior to the beginning of the year. As to the senior management of the Corporation, the Compensation Committee's intent is to ensure target bonuses are set within the median range of the companies surveyed in the consultant's compensation study.

LONG-TERM INCENTIVE COMPENSATION. Stock options are an important part of the Corporation's performance-based compensation. The Compensation Committee believes that the awarding of stock options ensures that employees are oriented to growth over the long term and not simply focused on the Corporation's short-term profits. In addition, the awarding of stock options encourages employee retention because they carry a three-year vesting period, and if not exercised, may be forfeited if the employee leaves the Corporation before retiring. Options granted in 1998, under the 1997 Long Term Incentive Plan, expire five years after the date of grant and are granted at the median market price on the date of grant. The grants made to senior management in 1998 were based primarily on the recipient's level of responsibility and were benchmarked against the results of the consultant's compensation survey.

For 1998, the Corporation also paid additional compensation to senior management under the 1997 Long-Term Incentive Plan. This Plan contains a performance unit program feature pursuant to which performance units were awarded to senior management in early 1997 to provide them with financial incentives to enhance shareholder value. Under the Plan, performance units vest and are paid out in two segments. The first portion of the units vested in December 1998, and the payment to senior management, based on the value of the Corporation's Common Stock on December 31, 1998, was made in early 1999. The second portion will vest on December 31, 1999, and will be valued based on the closing price of the Corporation's Common Stock on that date.

CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation of Mr. Snell, Chairman of the Board and Chief Executive Officer, consists of the same components as for other senior management, namely base salary, bonus and stock options.

Mr. Snell's base salary in 1998 was $850,008. This salary was within the median range of the salaries of other chief executive officers in the companies contained in the executive compensation report provided to the Compensation Committee by the consultant. Mr. Snell's bonus for 1998 was $2,564,088, comprised of an EVA component under the EVA Incentive Compensation Plan and the payment of the vested portion under the 1997 Long-Term Incentive Plan Performance Unit Plan, described above. In determining Mr. Snell's 1998 bonus, the Compensation Committee noted that the Corporation exceeded its financial goals for the year, achieving $13 million in operating EVA, generating $167 million in cash flow from operations after capital expenditures and achieving $51 million in synergy savings from acquisitions. In addition, the share price of the Corporation's stock outperformed each of the Corporation's Peer Group competitors for the year.

In view of Mr. Snell's strong leadership role in the rapid growth of the Corporation in 1998 into a $6.6 billion supplier of automotive systems and modules and the financial performance of the Corporation in 1998, the Compensation Committee determined it was appropriate to set Mr. Snell's 1999 base compensation at $1 million.

In 1998, the Compensation Committee also granted Mr. Snell, as part of his long-term incentive compensation, options to purchase 97,000 shares of the Corporation's Common Stock at $57.34 per share, the median market price on the date of the grant. In determining the size of the grant, the Compensation Committee considered Mr. Snell's strong leadership during the year. The Compensation Committee also took note of the number of option shares previously granted to Mr. Snell and believes that the award is consistent with award grants provided to chief executive officers of similarly sized companies.

                             COMPENSATION COMMITTEE

              J.J. Fannon, Chairman                  J.C. Pope
              A. Madero                              G. Whalen

                            STOCK PERFORMANCE CHART

The following performance graph compares the cumulative total shareholder return on the Corporation's Common Stock for the last five fiscal years with the cumulative total return of the S&P 500 Index and the S&P Midcap 400 Index as well as the Corporation's Peer Group for the years 1994 through 1998.

The graph is constructed on the assumption that $100 was invested on December 31, 1993 (with quarterly reinvestment of dividends) in each of the Corporation, the S&P 500 Index, the S&P Midcap 400 Index and the common stock of Peer Group 1 and Peer Group 2*. The Corporation switched its equity index and Peer Group comparison from that used in 1997 to compare the Corporation's performance with companies that have a more comparable market capitalization.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]

                         FISCAL YEARS ENDED DECEMBER 31

            Company Name/Index               1993    1994     1995     1996     1997     1998
            ------------------               ----    ----     ----     ----     ----     ----
Federal-Mogul Corp.........................  100     70.63    70.58    81.14   151.67   223.40
S&P 500....................................  100    101.32   139.40   171.40   228.59   293.91
S&P Midcap 400.............................  100     96.42   126.25   150.49   199.03   237.05
Peer Group 1...............................  100     88.60   108.52   131.28   149.19   147.40
Peer Group 2...............................  100     82.36    96.77   116.39   148.04   140.34

-------------------------
* Peer Group 1 has been constructed by the Corporation as the industry index for purposes of the performance graph and is composed of ten companies used by the Corporation in 1998 to benchmark compensation of its executive officers. Peer Group 1 consist of: Borg Warner Automotive, Breed Technologies, Inc., Dana Corp., Hayes Lemmerz International, Inc., Johnson Controls, Inc., Lear Corp., Magna International, Tenneco, Inc., Tower Automotive, Inc., and TRW, Inc. Peer Group 2 consists of the following companies used by the Corporation in 1997 for comparison purposes: Borg Warner Automotive, Breed Technologies, Inc., Cooper Industries, Inc., Dana Corp., Echlin, Inc., Hayes Lemmerz International, Inc., Lear Corp., Magna International, SPX Corporation and Tower Automotive, Inc.

                           INFORMATION ON SECURITIES

Only holders of the Corporation's Common Stock and of its Series C ESOP Convertible Preferred Stock ("Series C ESOP Stock") of record at the close of business on February 26, 1999 will be entitled to vote at the Annual Meeting. On that date there were outstanding 70,494,095 shares of Common Stock and 721,759 shares of Series C ESOP Stock, which constitute all of the outstanding voting securities of the Corporation. The Common Stock and the Series C ESOP Stock will vote together as a single class on all matters to be voted upon at the Annual Meeting. The holders of shares of Common Stock are entitled to cast one vote per share on all matters to be acted upon, and the holders of shares of Series C ESOP Stock are entitled to cast two votes per share on each such matter. Accordingly, there will be 71,937,613 votes eligible to be cast upon each matter to be voted upon at the Annual Meeting.

                  DIRECTORS' AND OFFICERS' OWNERSHIP OF STOCK

The following table shows how much Common Stock each Director and Named Executive Officer owned as of February 1, 1999. No Director or Named Executive Officer beneficially owns more than 1% of the Common Stock or Series C ESOP Stock and directors and executive officers as a group beneficially own approximately 1% of the Common Stock.

--------------------------------------------------------------------------------------------------------------
                                                                                 COMMON SHARE
                                  SHARES OF COMMON                               EQUIVALENTS
                                       STOCK            DIRECTORS' DEFERRED      OF SERIES C
                                    BENEFICIALLY        COMPENSATION STOCK           ESOP
             NAME                     OWNED(A)           UNITS BALANCE(B)          STOCK(C)         TOTAL
--------------------------------------------------------------------------------------------------------------
  Directors
     R.A. Snell(d)                    340,486                                          358         340,844
     J.J. Fannon(e)                    19,187                  8,267                                27,454
     R.M. Hills(e,f)                   54,468                 39,337                                93,805
     P.S. Lewis                         6,000                    237                                 6,237
     A. Madero(e)                      10,191                  4,644                                14,835
     R.S. Miller, Jr.(e,f)              9,802                  1,321                                11,123
     J.C. Pope(e,f)                    13,656                  8,705                                22,361
     G. Whalen                          6,000                    625                                 6,625
  Named Executive Officers
     A.C. Johnson(d,f)                 65,901                                        2,839          68,740
     T.W. Ryan(d)                      29,713                                          356          30,069
     W.A. Schmelzer(d)                 27,095                                        1,969          29,064
     R.P. Randazzo(d)                  35,193                                          336          35,529
     All directors and
       executive officers as
       a group (20 persons
       including those named
       above)                         907,325                 63,136                13,912         984,373

(a) This column includes Common Stock held by directors and officers or by certain members of their families (for which the directors and officers have sole or shared voting or investment power), shares of Common Stock they hold in the Salaried Employees' Investment Program (SEIP) and Common Stock directors and officers have the right to acquire as a result of the exercise of stock options within sixty days of the date of this Proxy Statement.

(b) Under a plan adopted by the Board of Directors, non-employee directors may elect to defer all or a portion of their compensation by converting amounts deferred into units valued as though invested in Common Stock. The units do not have voting rights.

(c) Shares allocated to personal accounts under the SEIP of the Corporation. Participants share dispositive power over such shares with the Trustee for the Program. Such shares are voted (at the rate of two votes per share) by the Trustee in accordance with instructions from participants. Only directors who are employees of the Corporation are eligible to receive Series C ESOP Stock.

(d) The amounts shown include shares of Common Stock the following persons have the right to acquire as a result of the exercise of stock options within sixty days of the date of this Proxy Statement and the number of restricted shares granted under one of the Corporation's Performance Incentive Stock Plans:

R. A. Snell...............................  261,385   Shares      34,500   Restricted Shares
A. C. Johnson.............................   33,094   Shares       6,000   Restricted Shares
T. W. Ryan................................   16,339   Shares       4,000   Restricted Shares
W. A. Schmelzer...........................   13,556   Shares       1,200   Restricted Shares
R. P. Randazzo............................    7,816   Shares       4,000   Restricted Shares

(e) The amounts shown include shares of Common Stock the following directors have the right to acquire as a result of the exercise of stock options granted to replace each person's account in the Director's Retirement Income Plan, which was terminated in 1997:

J.J. Fannon........................  17,903   Shares
R.M. Hills.........................  33,928   Shares
A. Madero..........................   9,126   Shares
R.S. Miller Jr.....................   7,802   Shares
J.C. Pope..........................   7,556   Shares

(f) R.M. Hills has voting power with respect to 15,140 shares held in a Family Partnership; R.S. Miller, Jr. shares voting power with respect to 1,000 shares; J.C. Pope shares voting power with respect to 400 shares; and A.C. Johnson shares voting power with respect to 15,299 shares.

                     OWNERSHIP OF STOCK BY PRINCIPAL OWNERS

The following table sets forth information as of February 15, 1999 regarding beneficial owners of five percent or more of the Corporation's Common Stock.

------------------------------------------------------------------------------------------------------------
  NAME AND ADDRESS OF BENEFICIAL OWNER                      NUMBER OF SHARES       PERCENT OF CLASS(A)
------------------------------------------------------------------------------------------------------------
  Tiger Management Corporation                                 11,350,000                 16.86%
  101 Park Avenue
  New York, NY 10178
------------------------------------------------------------------------------------------------------------
  The Capital Group Companies, Inc.(b)                          7,215,000                 10.72%
  333 South Hope Street
  Los Angeles, CA 90071
------------------------------------------------------------------------------------------------------------
  Janus Capital Corporation                                     6,150,000                 9.13%
  100 Fillmore Street
  Denver, CO 80206
------------------------------------------------------------------------------------------------------------
  Massachusetts Financial Services                              4,250,000                 6.31%
  500 Boylston Street
  Boston, MA 02116
------------------------------------------------------------------------------------------------------------

(a) Percentages are calculated based on outstanding shares of Common Stock as of February 15, 1999, of 67,360,350 shares.

(b) As of February 15, 1999, The Capital Group Companies, Inc., had beneficial ownership of 7,215,000 shares of the Corporation's Common Stock as follows:
Capital Research and Management Company, a registered investment adviser and one of its operating subsidiaries, beneficially owned 3,550,000 of said shares, and the remaining shares were reported as being beneficially owned by other subsidiaries of The Capital Group Companies, Inc., none of which by itself owned 5% or more of the outstanding Common Stock of the Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Based on the Corporation's records and other information, the Corporation believes that all reporting requirements of Section 16(a) of the Securities Exchange Act applicable to its directors, officers and beneficial owners of ten percent or more of the Corporations Common Stock were complied with in 1998.

                               OTHER INFORMATION

A proxy may be revoked at any time before its exercise upon written notice to the Secretary of the Corporation. Unless revoked, the shares represented by the proxy will be voted in accordance with the specifications made. If no specifications are made, such shares will be voted for the election of directors as proposed in this Proxy Statement, in favor of the approval of the appointment of Ernst & Young LLP as independent accountants and in favor of the EVA Incentive Compensation Plan.

As of the date of this Proxy Statement, the management of the Company does not know of any matters to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the meeting, the accompanying proxy card confers discretionary authority with respect to those matters to the proxy holders named on the proxy card. It is the intention of such proxy holders to vote the Proxy in accordance with their best judgment.

The Corporation will pay all expenses in connection with the solicitation of proxies. The Corporation will reimburse brokers, custodians, nominees and fiduciaries for their expenses in mailing proxy materials. In addition to solicitation by mail, officers and other employees of the Corporation may also solicit proxies in person or by telephone. Also, the Corporation has engaged the firm of D.F. King & Co. Inc., to solicit proxies. The Corporation estimates that the fees paid to D. F. King & Co. Inc. will be approximately $7,500, plus reasonable costs and expenses.

SHAREHOLDER PROPOSALS. In order for a shareholder proposal or nomination to be properly presented at the Corporation's 2000 Annual Meeting of Shareholders (the "2000 Annual Meeting"), the shareholder proponent must comply with the relevant notice requirements contained in the Corporation's By-laws. These requirements relate to both the timing and content of the notice. To be timely, a shareholder proposal or nomination intended to be brought before the 2000 Annual Meeting must be received by the Corporation during the period on or after January 12, 2000 and on or prior to February 6, 2000. All proposals and nominations should be directed to the Secretary of the Corporation, 26555 Northwestern Highway, Southfield, Michigan 48034.

In addition, any shareholder proposal that is intended to be included in the Corporation's Proxy Statement for the 2000 Annual Meeting must comply with certain rules and regulations of the Securities and Exchange Commission. The deadline for submitting any such proposal to the Corporation for inclusion in its Proxy Statement for the 2000 Annual Meeting is November 24, 1999.

                                          By Order of the Board of Directors,
                                          JAMES J. ZAMOYSKI
                                          James J. Zamoyski
                                          Senior Vice President, General Counsel
                                          and Secretary

Federal-Mogul Corporation
WORLD HEADQUARTERS

26555 Northwestern Highway
Southfield, Michigan 48034

[RECYCLED PAPER LOGO]

Printed on Recycled Paper

[FEDERAL MOGUL LOGO]

                                               [FEDERAL MOGUL LOGO]




                          PLEASE DETACH PROXY CARD HERE, SIGN, AND RETURN IN ENCLOSED ENVELOPE
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The Board of Directors recommends a vote FOR Items 1, 2 and 3.

1. ELECTION OF DIRECTORS   FOR all nominees / /    WITHHOLD AUTHORITY to vote   / /     *EXCEPTIONS / /
                           listed below            for all nominees listed below


Nominees:  R. A. SNELL, J. J. FANNON, R. M. HILLS, P. S. LEWIS, A. MADERO, R. S. MILLER, JR., J. C. POPE, AND G. WHALEN
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S
NAME IN THE SPACE PROVIDED BELOW.)

*EXCEPTIONS ________________________________________________________________________________________________________________________

2. APPROVE APPOINTMENT OF ERNST &                               3. APPROVE THE FEDERAL-MOGUL EVA
   YOUNG LLP AS INDEPENDENT ACCOUNTANTS.                           INCENTIVE COMPENSATION PLAN.

FOR / /      AGAINST / /     ABSTAIN  / /                          FOR / /    AGAINST / /    ABSTAIN / /


                                                                          Address Change and
                                                                         or Comments Mark Here / /


                                                                      PLEASE SIGN EXACTLY AS NAME APPEARS AT LEFT.  WHEN SHARES
                                                                      ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING
                                                                      AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                                                      PLEASE GIVE FULL TITLE AS SUCH.  IF A CORPORATION  PLEASE
                                                                      SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED
                                                                      OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY
                                                                      AUTHORIZED PERSON.

                                                                      Dated                              , 1999
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                                                                      ----------------------------------------
                                                                                     Signature

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                                                                              Signature, If held jointly



                                                                      VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK. /X/

                                                      PLEASE DETACH HERE
                                       YOU MUST DETACH THIS PORTION OF THE PROXY CARD
                    \/                   BEFORE RETURNING IT IN  THE ENCLOSED ENVELOPE                \/
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PLEASE MARK WITH AN "X", SIGN, DATE AND RETURN THIS PROXY PROMPTLY.
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
                              [FEDERAL MOGUL LOGO]


       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 21, 1999

     The signer(s) hereby appoints R. A. SNELL, R. M. HILLS, and J. J. FANNON and each or any of them, as Proxies for the signer(s), with full power of substitution, to represent and to vote with the same force and effect as the signer(s) at the Annual Meeting of Shareholders of Federal-Mogul Corporation to be held on April 21, 1999, and at any adjournment or adjournments thereof, as specified on the reverse side hereof with respect to the matters there indicated. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting. Receipt is acknowledged of the Notice of Meeting and Proxy Statement dated March 22, 1999 and the 1998
Annual Report to Shareholders.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE
SHAREHOLDER(S) ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS INDICATED, SUCH
SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN THE PROXY STATEMENT
DATED MARCH 22, 1999, FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT
ACCOUNTANTS, AND FOR THE FEDERAL-MOGUL EVA INCENTIVE COMPENSATION PLAN.

(Continued and to be dated and signed on the reverse side)


                                        FEDERAL MOGUL CORPORATION
                                        P.O. BOX 11019
                                        NEW YORK, N.Y. 10203-0019